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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-13955 and No. 333-13959) and in the Registration Statements on Form S-8 (File No. 333-37523, File No. 333-40827 and File No. 333-74345) of Sterling Commerce, Inc., and in the related Prospectuses of our report dated November 17, 1999, with respect to the consolidated financial statements and schedule of Sterling Commerce, Inc. included in this Annual Report on Form 10-K for the year ended September 30, 1999.

                                          /s/ Ernst & Young LLP

Dallas, Texas
December 15, 1999